EXHIBIT 32
Certification of Chief Executive Officer and Principal Financial Officer
Certification of Periodic Financial Report
Carl B. Webb and Mike L. Wilhelms hereby certify as follows:
      1. They are the Chief Executive Officer and Chief Financial Officer, respectively, of Triad Financial Corporation.
      2. The Form 10-K of Triad Financial Corporation for the Year Ended December 31, 2005 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and the information contained in the report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Triad Financial Corporation.
Dated: March 31, 2006

/s/ CARL B. WEBB

Carl B. Webb,
President and Chief Executive Officer
Dated: March 31, 2006

/s/ MIKE L. WILHELMS

Mike L. Wilhelms
Senior Vice President and Chief Financial Officer